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Exhibit 23.1

Consent of Independent Registered Pubic Accounting Firm

        We consent to the incorporation by reference in Registration Statement No.333-43618 on Form S-8 of our report dated April 15, 2005, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty of Large Scale Biology Corporation's ability to continue as a going concern, relating to the financial statements of Large Scale Biology Corporation, appearing in this Annual Report on Form 10-K of Large Scale Biology Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Sacramento, California
April 15, 2005

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  Exhibit 23.1
Consent of Independent Registered Pubic Accounting Firm